As filed with the U.S. Securities and Exchange Commission on September 3, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

GSR IV Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

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Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5900 Balcones Drive, Suite 100
Austin, TX 78731
United States of America
Telephone: (914) 369-4400
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

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Gus Garcia, Lewis Silberman
Co-Chief Executive Officers
5900 Balcones Drive, Suite 100
Austin, TX 78731
United States of America
Telephone: (914) 369-4400
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

_________________________

Copies to:

Steven B. Stokdyk, Esq. Latham & Watkins LLP 10250 Constellation Blvd., Suite 1100 Los Angeles, CA 90067 (424) 653-5500	Simon Raftopoulos Alexandra Low Appleby (Cayman) Ltd. 9th Floor, 60 Nexus Way Camana Bay Grand Cayman, KY1-1104 Cayman Islands Telephone: (345) 949-4900	James Brown, Esq. Douglas C. Lionberger Holland & Knight LLP 811 Main St. Suite 2500, Houston, TX 77002 (713) 821-7000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-289061

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), GSR IV Acquisition Corp. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-289061) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on July 29, 2025, and which the Commission declared effective on September 2, 2025.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Class A ordinary shares offered by the Registrant by 1,428,571 shares, or up to 1,642,857 if the underwriters exercise the over-allotment option in full, pursuant to the change of each Unit of the Registrant to consist of one Class A ordinary share and one-seventh (1/7) of one whole right to receive one Class A ordinary share upon the consummation of the initial business combination. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on September 4, 2025) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of September, 2025.

GSR IV Acquisition Corp.
By:	/s/ Gus Garcia
	Name:	Gus Garcia
	Title:	Co-Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Gus Garcia	Co-Chief Executive Officer and Director	September 3, 2025
Gus Garcia	(Principal Executive Officer)
/s/ Lewis Silberman	Co-Chief Executive Officer and Director	September 3, 2025
Lewis Silberman	(Principal Executive Officer)
/s/ Anantha Ramaurti	Chief Financial Officer, President and Director	September 3, 2025
Anantha Ramamurti	(Principal Financial and Accounting Officer)
/s/ Jody Sitkoski	Director	September 3, 2025
Jody Sitkosi
/s/ Susie Kuan	Director	September 3, 2025
Susie Kuan
/s/ Jonathan Cole	Director	September 3, 2025
Jonathan Cole

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 3rd day of September, 2025.

GSR IV Acquisition Corp.
By:	/s/ Gus Garcia
	Name:	Gus Garcia
	Title:	Co-Chief Executive Officer (Principal Executive Officer)

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Appleby (Cayman) Ltd.
5.2	Opinion of Latham & Watkins LLP
23.1	Consent of Appleby (Cayman) Ltd. (contained in Exhibit 5.1)
23.2	Consent Latham & Watkins LLP (contained in Exhibit 5.2)
23.3	Consent of MaloneBailey LLP
107	Filing Fee Table

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